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               SBI ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF
                                 SBI AND COMPANY

            OFFER TO PURCHASE FOR CASH ALL OF THE OUTSTANDING SHARES
                    OF THE COMMON STOCK OF LANTE CORPORATION
                     AT A PURCHASE PRICE OF $1.10 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, EASTERN TIME, ON AUGUST 28, 2002, UNLESS THE OFFER IS EXTENDED.

                                  July 31, 2002
To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 31, 2002, and the related Letter of Transmittal in connection with the offer by SBI Acquisition Corp., a Delaware corporation (the "Purchaser"), a wholly-owned subsidiary of SBI and Company, a Utah corporation ("Parent" and together with the Purchaser, where appropriate, collectively, "SBI"), to purchase all of the outstanding shares of the common stock, par value $0.01 per share (the "Shares"), of Lante Corporation, a Delaware corporation (the "Company"), at $1.10 per share in cash, without interest, upon the terms and conditions set forth in the Offer to Purchase (the "Offer to Purchase").

Also enclosed is the Letter to Stockholders from the Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

SBI's offer is being made upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the related Letter of Transmittal, which, as amended from time to time, together constitute the offer (the "Offer").

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. ACCORDINGLY, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

The Purchaser will pay the purchase price for all Shares validly tendered and not withdrawn, subject to the conditions set forth in the Offer to Purchase. The Purchaser will return at its own expense all shares that are not, for whatever reason, purchased pursuant to the Offer.

We request instructions as to whether you wish us to tender the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is invited to the following:

1. You may tender shares at the price per share of $1.10 net to you in cash, without interest.

2.   The Offer is for all of the outstanding Shares.

3. The Offer is being made pursuant to the Acquisition Agreement and Agreement and Plan of Merger dated as of July 18, 2002 (the "Acquisition Agreement"), by and among Parent, the Purchaser and the Company pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of SBI or by stockholders, if any, who properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest thereon, as set forth in the Acquisition Agreement and described in the Offer to Purchase.

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4.   The Offer is conditioned upon, among other things, there being validly tendered and not validly withdrawn prior to the Expiration Date (as defined below) that number of shares that would represent at least a majority of the Shares outstanding on a "fully diluted basis" (as defined in the Offer to Purchase).

5. The board of directors of the Company has (a) determined that the Offer and the Merger are in the best interests of the Company and its stockholders; (b) approved the Acquisition Agreement and the transactions provided for therein; and (c) recommended that stockholders of the Company tender their Shares in the Offer.

6. The Offer period and withdrawal rights will expire at Midnight, Eastern Time, on August 28, 2002, unless the Offer is extended (as it may be extended, the "Expiration Date").

7. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

8. Tendering stockholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions or solicitation fees. Any stock transfer taxes applicable to the purchase of Shares by the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in the instructions to the Letter of Transmittal. However, federal income tax backup withholding (currently 30%), may be required, unless an exemption is provided or unless the required taxpayer identification information is provided.


If you wish to have us tender Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase, please instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all Shares will be tendered unless otherwise specified. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

The Offer is for all outstanding Shares of the Company. This Offer is not being made to, nor will any tender of Shares be accepted from or on behalf of, stockholders in any jurisdiction in which the making of this Offer or the acceptance of any tender of Shares would not be in compliance with the laws of such jurisdiction. However, SBI may, at its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction.

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                                INSTRUCTION FORM

                        Instructions with Respect to the
        Offer to Purchase for Cash All Outstanding Shares of Common Stock
                                       of
                                LANTE CORPORATION
                                       by
                              SBI Acquisition Corp.
                          a Wholly-Owned Subsidiary of
                                 SBI and Company

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of SBI Acquisition Corp., a Delaware corporation, dated July 31, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $0.01 per share (the "Shares"), of Lante Corporation, a Delaware corporation.

This will instruct you to tender the number of Shares indicated below held by you for my account, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.


Account Number:
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Number of Shares to be Tendered*:
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*Unless otherwise indicated it will be assumed that all Shares held by us for your account are to be tendered.


PLEASE SIGN HERE


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SIGNATURE(S) OF OWNER(S)

Dated:                          , 2002
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Name(s):
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                                    (PLEASE PRINT)

Capacity (full title):
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Address:
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                                   (INCLUDE ZIP CODE)

Area Code and Telephone No.:
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Tax Identification or Social Security Number(s)
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(If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title.)